DATE:  November 4, 2004

FROM:                                                    FOR:
The Carideo Group, Inc.                                  Broadview Media.
1250 One Financial Plaza                                 4455 West 77th Street
120 South Sixth Street                                   Edina, MN 55435
Minneapolis, Minnesota 55402


Tony Carideo                                             Red White
President                                                Chief Operating Officer
(612) 317-2880                                           (952) 852-0417

FOR IMMEDIATE RELEASE

               BROADVIEW MEDIA, INC. ANNOUNCES 2ND QUARTER RESULTS


         MINNEAPOLIS, November 4 -- Broadview Media, Inc. (OTC Bulletin Board:
BDVM) today reported revenues for the second fiscal quarter ended September 30, 2004, of $758,831 versus $913,307 reported in the same period last year. Net loss totaled $216,275, or $0.09 per basic and diluted share, versus a net loss of $156,462, or $0.07 per basic and diluted share for the same period last year.

         Year to date revenues totaled $1,629,788 in fiscal 2005 versus $1,800,059 in fiscal 2004. For the six months ended September 30, 2004, the company reported a net loss of $428,202 or $0.18 per basic and diluted share, compared to a net loss of $461,106, or $0.21 per basic and diluted share in the previous year.

          "The marketplace continues to be challenging, most notably in Entertainment, where we face increased competition and production delays," said Terry Myhre, Broadview chairman and CEO. "However, we continue to see a significant upturn in project bid proposals in Education, Entertainment and Media Production. In addition, we are continuing our due diligence on the acquisition of the Utah Career College which we anticipate closing in the third quarter of this fiscal year".

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                        Three Months Ended              Fiscal Year to Date Ended
                                           September 30,                      September 30,
                                           -------------                      -------------
                                        2004             2003             2005              2004
                                    ----------       -----------       ----------       ----------
Net sales                           $  758,381       $   913,307       $1,629,788       $1,800,059
Cost of products
   and services sold                $  667,351       $   717,775       $1,426,511       $1,520,610
                                    ----------       -----------       ----------       ----------
Gross profit                        $   91,030       $   195,532       $  203,277       $  279,449
SG&A Expense                        $  298,256       $   344,006       $  608,877       $  723,946
                                    ----------       -----------       ----------       ----------
Operating loss                      $ (207,226)      $  (148,474)      $ (405,600)      $ (444,497)
                                    ----------       -----------       ----------       ----------
Other expenses                      $   (9,049)      $    (7,988)      $  (22,602)      $  (16,609)
                                    ----------       -----------       ----------       ----------
Net loss                            $ (216,275)      $  (156,462)      $ (428,202)      $ (461,106)

BASIC AND DILUTED NET
   LOSS PER SHARE                   $    (0.09)      $     (0.07)      $    (0.18)      $    (0.21)

BASIC WEIGHTED
   AVERAGE NUMBER
   OF COMMON SHARES
   OUTSTANDING                       2,334,528         2,224,416        2,328,426        2,215,108


CONDENSED CONSOLIDATED BALANCE SHEET          SEPTEMBER 30, 2004                    MARCH 31, 2004
------------------------------------          ------------------                    --------------
Current Assets                                       $   874,314                       $ 1,012,477
Total Assets                                           1,281,253                         1,508,505
Current Liabilities                                    1,253,373                         1,105,349
Total Liabilities                                      1,265,537                         1,125,631
Stockholders' Equity                                      15,716                           382,874

ABOUT BROADVIEW MEDIA

Broadview Media is one of the Midwest's leading media production companies. Operating full-service media production facilities in Chicago and Minneapolis, Broadview provides creative and production services for educational courses, television programming, and business communications. Major clients of Broadview Media include Scott Foresman, Houghton Mifflin, Pearson PLC, Home & Garden Television, The History Channel, Tellabs, United Way and Chicago's Children's Memorial Hospital. The Company is publicly traded on the OTC Bulletin Board under the trading symbol BDVM.



For additional information, please contact:              Red White
                                                         Chief Operating Officer
                                                         952.852.0417 (phone)
                                                         redw@BroadviewMedia.com



CAUTIONARY STATEMENTS

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

For further information regarding risks and uncertainties associated with Broadview Media's business, please refer to the "Management's Discussion and Analysis or Plan of Operation" sections of Broadview Media's SEC filings, including, but not limited to, its annual report on Form 10-KSB and quarterly reports on Form 10-QSB, copies of which may be obtained by contacting Broadview Media at 952-835-4455, ext 214.

All information in this release is as of November 4, 2004. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.